UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): December 9, 2023

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2023, Lucid Group, Inc. (“Lucid” or the “Company”) announced that Sherry House, Lucid’s Chief Financial Officer, informed the Company that she is resigning from her position, effective immediately, in order to pursue other opportunities. Ms. House will be available in an advisory role through December 31, 2023, to assist in the transition of her duties. Ms. House’s departure is not the result of any disagreement with Lucid’s independent auditors, Lucid’s board of directors (the “Board”), or any committees of the Board, and does not relate to any matter of accounting principles or practices, financial statement disclosure, or internal controls.

Effective as of December 11, 2023, Gagan Dhingra, Lucid’s current Vice President of Accounting and Principal Accounting Officer, will additionally serve as Lucid’s interim Chief Financial Officer and Principal Financial Officer, while Lucid’s search for a replacement CFO is underway. Mr. Dhingra will report to Peter Rawlinson, the Company’s Chief Executive Officer and Chief Technology Officer.

Mr. Dhingra, 49, has served as Lucid’s Vice President of Accounting and Principal Accounting Officer since December 2021. Prior to joining Lucid, Mr. Dhingra served as Chief Accounting Officer at Anaplan, an enterprise software company where he was responsible for accounting, tax, treasury, stock administration and procurement functions. Prior to Anaplan, Gagan worked in various leadership roles with increased responsibilities at global organizations, including Seagate, McKesson, and Ernst & Young.

Ms. House will continue to receive her regular compensation through December 31, 2023, after which time the Company has agreed to provide Ms. House severance benefits under the Company’s Executive Severance Plan, subject to the terms and conditions thereof. In addition, subject to the terms of her separation agreement, Ms. House will receive a 2023 annual bonus of $215,000, accelerated vesting of 83,987 restricted stock units and 136,221 performance stock units, and $12,500 to cover tax preparation costs for 2023, and she will also be allowed to keep her company vehicle.

In connection with his appointment, Mr. Dhingra will receive the following compensation: (i) an award of restricted stock units with a grant value of $500,000 granted pursuant to the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan, which will vest 50% on June 5, 2024 and 50% on December 5, 2024; (ii) an initial appointment bonus of $68,000; (iii) a quarterly bonus of $50,000; and (iv) a monthly stipend of $25,000.

There is no arrangement or understanding with any person pursuant to which Mr. Dhingra was appointed as interim Chief Financial Officer, and there are no family relationships between Mr. Dhingra and any director or executive officer of Lucid. Additionally, there are no transactions between Mr. Dhingra and Lucid and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023

Lucid Group, Inc.

	By:	/s/ Peter Rawlinson
Peter Rawlinson
Chief Executive Officer